                                    GALLERIA
                                     ATLANTA

                             OFFICE LEASE AGREEMENT
                        THE ULTIMATE SOFTWARE GROUP, INC.,
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

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PARAGRAPH

 1   TERM AND POSSESSION                                                      1
 2   MONTHLY RENTAL                                                           2
 3   SECURITY DEPOSIT                                                         5
 4   OCCUPANCY AND USE                                                        6
 5   COMPLIANCE WITH LAWS                                                     6
 6   ALTERATIONS                                                              6
 7   REPAIR                                                                   7
 8   LIENS                                                                    7
 9   ASSIGNMENT AND SUBLETTING                                                7
10   INSURANCE AND INDEMNIFICATION                                            8
11   WAIVER OF SUBROGATION                                                    9
12   SERVICE AND UTILITIES                                                    9
13   ESTOPPEL CERTIFICATE                                                    10
14   HOLDING OVER                                                            11
15   SUBORDINATION                                                           11
16   RE-ENTRY BY LANDLORD                                                    11
17   INSOLVENCY OR BANKRUPTCY                                                12
18   DEFAULT AND REMEDIES                                                    12
19   DAMAGE BY FIRE                                                          14
20   CONDEMNATION                                                            15
21   SALE BY LANDLORD                                                        16
22   RIGHT OF LANDLORD TO PERFORM                                            16
23   SURRENDER OF PREMISES                                                   16
24   WAIVER                                                                  16
25   NOTICES                                                                 16
26   CERTAIN RIGHTS RESERVED TO LANDLORD                                     17
27   ABANDONMENT                                                             17
28   SUCCESSORS AND ASSIGNS                                                  17
29   ATTORNEY'S FEES                                                         17
30   CORPORATE AUTHORITY                                                     17
31   MORTGAGE APPROVALS                                                      18
32   MISCELLANEOUS                                                           18
33   LANDLORD'S LIEN                                                         18
34   QUIET ENJOYMENT                                                         19
35   LANDLORD'S LIABILITY                                                    19
36   RIGHT TO RELOCATE                                                       19
37   NO ESTATE                                                               19
38   LEASE EFFECTIVE DATE                                                    19
39   RULES AND REGULATIONS                                                   19
40   SPECIAL STIPULATIONS                                                    20
41   GUARANTY                                                                20
42   CONDITION                                                               20
43   BROKERAGE COMMISSIONS                                                   20
44   EXCULPATION                                                             20
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EXHIBIT

A    RULES AND REGULATIONS
B    WORK LETTER AGREEMENT
C    ESTOPPEL CERTIFICATE
D    FLOOR PLAN OF DEMISED PREMISES
E    SPECIAL STIPULATIONS
F    GUARANTY
G    INSURANCE


                                    GALLERIA
                                     ATLANTA

                             OFFICE LEASE AGREEMENT

     THIS LEASE is made as of the 27 day of April, 2006 between Galleria 600, LLC, a Delaware limited liability company (hereinafter called "Landlord") and The Ultimate Software Group Inc., a Delaware corporation (hereinafter called
"Tenant").

                                   WITNESSETH:

     Landlord hereby lease to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises") shown on Exhibit "D" attached hereto (outlined in red) and made a part thereof, being located in Atlanta
Galleria Office Tower No. 600, a multistory office building comprised of approximately 432,000 rentable square feet (the "Building") constructed on a parcel of land (the "Property") bounded by I-285 on the North, I-75 on the East, U.S. 41 on the West and Akers Mill Road on the South. Tenant's Federal Tax
Identification Number is 65-0694077.

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PREMISES:                      Atlanta Galleria-Office Tower No. 600
                               600 Galleria Parkway
                               Atlanta, Cobb County, Georgia
                               Square Feet: 14,309 Suite Number: 1000
                               Floor(s): 10th Floor

1.   TERM AND POSSESSION.      1. (a) The term of the Lease shall be for
                               seventy-nine (79) months (or until sooner
                               terminated as herein provided) (the "Lease
                               Term"), commencing as of the "Commencement Date"
                               (as hereinafter defined), except that if the
                               Commencement Date is other than the first day
                               of a calendar month, the Lease Term hereof shall
                               be extended for the remainder of that calendar
                               month.

                                    (b) The Commencement Date shall be the date
                               which is fourteen (14) days after the Possession
                               Date (defined below). The Possession Date shall
                               be the date upon which Landlord delivers
                               possession of the Premises to Tenant which shall
                               be no later than June 15, 2006, subject to
                               adjustment as set forth below. As a condition to
                               Landlord's delivery of the Premises to Tenant.
                               Landlord shall satisfy each of the following: (i)
                               substantial completion of the Premises in
                               accordance with the plans and specifications as
                               described in the Work Letter Agreement attached
                               hereto as Exhibit "B" and made a part hereof
                               ("Plans and Specifications"), the term
                               substantial completion being hereby defined as
                               the completion of Landlord's work pursuant to the
                               Work Letter Agreement so as to allow Tenant to
                               occupy Premise for Tenant's intended use
                               thereof; and (ii) upon issuance of the
                               Certificate of Occupancy for the Premises. In the
                               event Landlord fails to deliver to Tenant the
                               Premises pursuant to the terms and conditions
                               hereof by no later than June 15, 2006 (subject to
                               adjustments as set forth below), then Tenant
                               shall have the following remedies: (x) an
                               additional day of free rent for each day of delay
                               of delivery of possession as aforedescribed
                               beyond July 15, 2006, subject to the adjustments
                               set forth below; and (y) the right, in Tenant's
                               sole discretion, to terminate this Lease if the
                               Landlord fails to deliver possession by no later
                               than December 31, 2006, subject to the
                               adjustments set forth below. In the event that
                               Landlord shall be delayed in such delivery of
                               possession of the Premises based upon: (1)
                               Tenant's failure to timely agree to the Plans and
                               Specifications, or cost estimates for any of
                               Tenant's work which is deemed not to be included
                               in the "turn key" build out by Landlord pursuant
                               to the Work Letter Agreement; (2) Tenant's
                               request for materials, finishes or installations
                               other than as set forth in the Plans and
                               Specifications which causes a delay in the
                               completion of Landlord's work as described in the
                               Work Letter Agreement; (3) Tenant's changes in the
                               Plans and Specifications which require additional
                               time for installation or construction thereof that
                               delay delivery of possession of the Premises: or
                               (4) the performance or completion by a party
                               employed by Tenant which delays Landlord's
                               completion of the Premises pursuant to the Plans
                               and Specifications, then the latest date for the
                               deliver of possession, i.e. June 15, 2006, shall
                               be extended by the number of days of such delay.
                               Notwithstanding any language contained herein to
                               the contrary. Landlord's construction manager and
                               contractor will work with Tenant to provide a
                               mutually acceptable completion schedule for
                               Tenant's furniture, fixture and equipment
                               installation and shall allow Tenant's agents to
                               install the cabling and audio visual wiring
                               pursuant to the Work Letter Agreement prior to
                               the issuance of a Certificate of Occupancy
                               without the same being deemed a delay by Tenant
                               unless such work substantially interferes with
                               the work of Landlord as required under the Work
                               Letter Agreement.
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                                    (c) Landlord agrees to use its best efforts
                               to perform all work to be performed by Landlord
                               in the Premises as provided in the Work Letter
                               Agreement with diligence, subject to events and
                               delays due to causes beyond its reasonable
                               control. Landlord shall have substantially
                               completed the Premises as defined above by no
                               later than the Possession Date, subject to delays
                               as set forth herein, and subject only to the
                               completion of items on Landlord's punch list.

                                    (d) This Paragraph is intentionally deleted.

                                    (e) The taking, of possession by Tenant
                               shall be deemed conclusively to establish that the Building, other improvements, and the Premises have been completed in accordance with the Plans and Specifications and are in good and satisfactory condition as of when possession was so taken, except that all warranties of Landlord's contractor shall run to Tenant with regard to the work provided pursuant to the Plans and Specifications.

2.   MONTHLY RENTAL.           2. (a) Subject to the terms and provisions of
                               Paragraph 2(d) regarding annual increase
                               in rent and Paragraph 2 of Exhibit "E" entitled
                               "Special Stipulations, Tenant shall pay to
                               Landlord throughout the term of this Lease annual
                               rental of Three Hundred Twenty One Thousand
                               Nine Hundred Fifty Two and 50/100 Dollars
                               ($321,952.50) payable in equal monthly rental
                               installments of Twenty Six Thousand Eight
                               Hundred Twenty Nine and 38/100 Dollars
                               ($26,829.38), payable in advance on the first
                               day of each month during every year of the term
                               hereby demised in lawful money of the
                               United States, without deduction or offset
                               whatsoever, to Landlord or to such other
                               firm as Landlord may from time to time designate
                               in writing. Until notified otherwise,
                               Tenant shall submit all payments using one of
                               the following methods:

                               Preferred Method
                               Automated Clearing House (ACH)

                               BANK NAME: FIFTH THIRD BANK
                               ACCOUNT # 7021301960
                               ROUTING & TRANSIT: 042 000 314
                               ACCOUNT: OTR NOMINEE OF STATE TEACHERS RETIREMENT
                                        SYSTEM OF OHIO
                               REFERENCE: THE ULTIMATE SOFTWARE GROUP. INC.

                               Tenant must notify Landlord of ACH wire using one of the following methods:
                               Fax: Childress Klein Properties,
                               Attn: Vicki Smith, (770) 859-1299 or
                               E-mail: Vicki.Smith@childressklein.com
                               ACH Wiring instructions are subject to change upon notification from Landlord.

                               Alternate Method
                               Issue a check

                               OTR NOMINEE OF STATE TEACHERS RETIREMENT SYSTEM
                               OF OHIO
                               P.O. BOX 633963
                               CINCINNATI, OH 45263-3963

                               Please note Wire Transfers are not an approved form of payment; however ACH as described above is an approved form of payment. Said rental is subject to adjustments as provided herein below.
                               If this Lease commences on a day other than the first day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated.

                               Landlord shall have no obligation to provide invoices to Tenant for the monthly rental payments due under this Lease, and each such monthly rental payment shall be paid by Tenant when due as set forth herein whether or not Tenant receives an invoice for such payment.

                                    (b) Tenant recognizes that late payment of
                               any rent or other sum due hereunder from Tenant
                               to Landlord will result in administrative expense
                               to Landlord, the extent of which additional
                               expense is extremely difficult and economically
                               impractical to ascertain. Tenant therefore agrees
                               that if rent or any other payment due hereunder
                               from Tenant to Landlord remains unpaid five (5)
                               days after said amount is due and payable in
                               excess of two (2) times within any twelve (12)
                               month period, the amount of such unpaid rent or
                               other payment shall be increased by a late charge
                               to be paid to Landlord by Tenant in an amount
                               equal to five percent (5%) of the amount of the
                               delinquent rent or other payment. The amount of
                               the late charge to be paid to Landlord by Tenant
                               for any month shall be computed on the aggregate
                               amount of delinquent rents and other payments,
                               including all accrued late charges then
                               outstanding, and shall be deemed to be rental for
                               all purposes hereunder. Tenant agrees that such
                               amount is a reasonable estimate of the loss and
                               expense to be suffered by Landlord as a result of
                               such late payment by Tenant and may be charged by
                               Landlord to defray such loss and expense. The
                               provisions of this paragraph in no way relieve
                               Tenant of the obligation to pay rent or other
                               payments on or before the date on which they are
                               due, nor do the terms of this
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                               paragraph in any way affect Landlord's remedies
                               pursuant to Paragraph 18 of this Lease in the
                               event said rent or other payment is unpaid after
                               the date due.

                                    (c) The monthly rental payable hereunder
                               shall be subject to adjustment each calendar year during the term of this Lease, commencing
                               January 1, 2007, in the following manner:

                                         (i) Tenant shall pay to Landlord as
                                    additional rent Tenant's proportionate share of the amount by which the Direct Operating
                                    Expenses (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year of the Lease Term exceeds the Direct Operating Expenses for the base year 2006 (hereinafter called the "Base Year"). Tenant's Proportionate Share of Direct Operating Expenses (as hereinafter defined) shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve month calendar year. Direct Operating Expenses shall be calculated on an accrual basis. For the purpose of estimating the Direct
                                    Operating Expenses during each subsequent year after the Base Year, Landlord shall reasonably estimate such expenses (assuming ninety-five percent (95%) occupancy of the Building if the actual occupancy is less than ninety-five, percent) based on the actual Direct Operating Expenses for the preceding year, any then-known cost changes or additional expenses which can be reasonably anticipated to occur within the year for which such expenses are estimated, landlord's experience with similar office buildings, the costs of contracts already entered, quotes obtained, representations of providers of the services and equipment, consultation with specialists such as insurers, and other factors a prudent landlord would use to make a fair and accurate estimate of operating costs.
                                    Notwithstanding anything, contained in this
                                    Lease to the contrary, for purposes of
                                    determining Direct Operating Expenses for the Base Year and each calendar year subsequent to the Base Year, in the event actual occupancy of the Building is less than ninety-five percent (95%) during any calendar year, the actual Direct Operating
                                    Expenses for such calendar year shall be increased to the amount which Landlord reasonably estimates would have been incurred for such calendar year had the occupancy of the Building been ninety-five percent (95%) throughout such year, and the amount so estimated shall be deemed to be the Direct Operating Expenses for such calendar year.

                                         (ii) "Tenant's Proportionate Share of
                                    Direct Operating Expenses" shall mean, for each calendar year (or portion thereof), the product of (i) the Operating Expense Amount
                                    (defined below) multiplied by (ii) a
                                    fraction, the numerator of which is the
                                    number of square feet contained in the
                                    Premises (14,309) and the denominator of which is the number of rentable square feet contained in the Building (430,017). As used herein, the "Operating Expense Amount" shall mean, for each calendar year (or portion thereof), the amount by which the Direct
                                    Operating Expenses (defined below) exceeds the Base Year's Direct Operating Expenses.

                                         (iii) For purposes of this Lease, the
                                    term "Direct Operating Expenses" shall
                                    consist of all "operating costs" (as
                                    hereinafter defined) for the Building, and the Building's share of all operating costs for any parking area and common area serving the Building, and the Property (the
                                    Building, such parking area, common area and the Property being hereinafter referred to collectively as the "Project"). For purposes of this Lease, the term "operating costs" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis, relating to or incurred or paid in connection with the operation, maintenance and repair of the Project, including, but not limited to the following:

                                         a. Building personnel costs, including,
                                         but not limited to, salaries, wages,
                                         fringe benefits, social security taxes
                                         and other direct and indirect costs of
                                         Senior Property Manager, Engineering
                                         Manager, Building Managers, Accounting
                                         Manager, Construction Manager,
                                         Promotions Manager, Security Manager,
                                         and each department's supporting
                                         personnel and administrative
                                         assistants, engineers, construction
                                         department, superintendents, watchmen,
                                         porters and any other personnel engaged
                                         in the operation and maintenance of the
                                         Project and associated overhead.

                                         b. The cost of all supplies, tools,
                                         equipment and materials used in the
                                         operation and maintenance of the
                                         Project.

                                         c. The cost of water, sewer, gas,
                                         heating, lighting, ventilation,
                                         electricity, air conditioning, and any
                                         other utilities supplied or paid for by
                                         Landlord for the Project and the costs
                                         of maintaining the systems supplying
                                         the same, including, but not limited
                                         to, any utility and service costs
                                         incurred by Landlord.
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                                    d. The cost of all agreements for
                                    maintenance and service of the Project and
                                    the equipment therein, including, but not
                                    limited to, agreements relating to security
                                    service, window cleaning, elevator
                                    maintenance, chiller maintenance, Building
                                    management, janitorial service, pest control
                                    and landscaping maintenance.

                                    e. The cost of maintaining sprinkler
                                    systems, fire extinguishers and fire hoses, emergency systems and equipment that may be now or hereafter required by the Americans
                                    With Disabilities Act, and the cost of all security services and protective services or devices rendered to or in connection with the Project or any part thereof; any costs incurred in order to comply with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated; and the costs incurred in order to comply with requirements of any insurer or mortgagee, where such requirements concern safety or structural features of the Building and are commercially reasonable in light of requirements generally imposed in the insurance or real estate lending industries with respect to similar buildings.

                                    f. Insurance premiums for insurance for the Project required to be maintained by Landlord hereunder or which a prudent owner would carry, including, but not limited to, premiums for insurance maintained by
                                    Landlord, business interruption or rental abatement insurance, garage keeper's insurance, and liability insurance.

                                    g. The cost of repairs and general
                                    maintenance of the Project (excluding
                                    repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Project other than Tenant, but including deductibles paid by Landlord), including, but not limited to: any management fees charged by Landlord; promotional or seasonal expenses; maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement repair and maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to patrol the common areas; the cost of exterior and interior painting of common areas; all maintenance and repair costs; and the cost of maintenance of sewers and utility lines.

                                    h. The amortization amount (including
                                    interest at a market rate) necessary to
                                    amortize the cost of capitalized alterations or improvements, including, but not limited to, the replacement of existing furniture, fixtures, equipment or systems that have become obsolete or do not function efficiently and effectively or as they were originally intended for a first class office building. The amortization period selected by the Landlord shall reflect the useful life of the alteration or improvement.

                                    i. All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen (including, but not limited to, Community Improvement District assessments), which are levied, assessed, or otherwise imposed against the Project, street lights, personal property or rents, or on the right or privilege of leasing the Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon, attributable to the Project or its operation
                                    (herein collectively called the
                                    "Impositions"), but exclusive of federal, state and local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the operating costs. Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed


                                        4

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                                    building standard allowances (and if the
                                    taxing authorities do not separately assess
                                    Tenant's leasehold improvements, Landlord
                                    may make a reasonable allocation of the ad
                                    valorem taxes allocated to the Project to
                                    give effect to this sentence).

                                    j. All assessments (if any) assessed against the Project during the Lease Term pursuant to any protective covenants, easement agreements or common area maintenance agreements now or hereafter of record against the Project including, but not limited to, any common area maintenance charges assessed pursuant to that certain
                                    Common Area Maintenance Agreement dated July
                                    2, 1985, as said Agreement has been and may be amended from time to time.

                                    k. Fees of accountants, attorneys and other consultants, professionals or advisors incurred by Landlord with respect to operational issues at the Project.

                                    l. Any other costs or expenses incurred by Landlord in the operation of the Project that would be considered an expense of maintaining, operating or repairing the
                                    Project, all such costs and expenses being recorded on an accrual basis in accordance with accepted principles of sound management and accounting practices applicable to first class office building complexes and consistently applied.

                                    Direct Operating Expenses shall not include the following items:

                                         Leasing commissions, finders' fees,
                                    brokerage fees, and costs incurred with the negotiation of leases (but not management fees); Rent under any ground leases; Costs of furnishing services to other tenants or occupants to the extent that such services are materially and substantially in excess of services Landlord offers to all tenants at Landlord's expense; Lease takeover costs incurred by Landlord in connection with new leases at the Property; Costs and expenses of the sale of all or any portion of the Property; Costs incurred by Landlord with respect to repairs, goods and services
                                    (including utilities sold and supplied to tenants and occupants of the Property) to the extent that Landlord is entitled to reimbursement for such costs from the tenants; Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Property; Interest, points and fees on debt or amortization or for any mortgage or mortgages encumbering the Property, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Property, or any part thereof; Costs of the original construction of the Property; Income, franchise, transfer, inheritance, capital stock, estate, profit, gift, gross receipts or succession taxes; Costs of repairs or replacements incurred by reason of fire or other casualty or condemnation in excess of the insurance deductible; Costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenant at such tenant's expense and any other contribution by Landlord to the cost of tenant improvements to the extent such work is reimbursed or capitalized.

                                    (iv) Nothing contained in this Paragraph
                               shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

                                    (v) On or about December 31 of each calendar
                               year during the Lease Term, Landlord shall estimate the amount of Direct Operating Expenses and Tenant's Proportionate Share of Direct
                               Operating Expenses for the ensuing calendar year or (if applicable) fractional part thereof and notify Tenant in writing of such estimate. Such estimate shall be made by Landlord in the exercise of its discretion, and shall not be subject to dispute by Tenant. The amount of additional rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as base rent.

                                    (vi) Within One Hundred Eighty (180) days
                               after December 31 of any calendar year during the Lease Term for which additional rent is due under this Paragraph, Landlord shall advise Tenant in writing, of the amount of actual Direct Operating
                               Expenses for such calendar year. If the Direct
                               Operating Expenses for such calendar year prove to be greater than the amount previously estimated, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant


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                               shall pay such deficiency to Landlord within
                               thirty (30) days following its receipt of such
                               invoice. If, however, Direct Operating Expenses
                               for such calendar year are lower than the amount
                               previously estimated, Tenant shall receive a
                               credit (or in the event the term of this Lease
                               has then expired, Tenant shall receive a cash
                               refund) toward the next ensuing monthly payment
                               or payments of the estimated amount of Tenant's
                               Proportionate Share of Direct Operating Expenses
                               in the amount of such overpayment until depleted,
                               but in no event shall Tenant's Proportionate
                               Share of Direct Operating Expenses be deemed to
                               be less than zero.

                                    (d) In addition, Tenant agrees to pay to Landlord an increase in the rental payable under Paragraph 2(a) hereof which shall be calculated as follows:

                                    For each year of the term of this Lease, commencing on the first anniversary of the Commencement Date, the annual rental payable under Paragraph 2(a) shall be increased by multiplying said annual rental payable under Paragraph 2(a) for the prior year by One
                                    Hundred Three percent (103%) and the
                                    product so achieved shall be the rental for the current year. This process and rental increase shall be accomplished for each subsequent year of this Lease and any option, renewal or extension of this Lease.
                                    Should the Commencement Date be a day other than the first day of a calendar month, then said annual increases shall commence on the first day of that month immediately following the anniversary of the
                                    Commencement Date.

                                    (e) Notwithstanding any of the language
                                    contained in this Section 2 to the contrary, Tenant shall not be obligated to pay the excess of any Direct Operating Expenses or any other expenses as set forth in Paragraphs 2(c) and 2(d) to the extent that such excess of expenses is based upon an increase in expenses in excess of six percent (6%) over the prior year, excluding each of the following: (i) ad valorem taxes and special assessments levied against the Property; (ii) general liability insurance and property damage insurance for the Property maintained by Landlord; and (iii) electrical utilities.

3.   SECURITY DEPOSIT.         3. Tenant hereby deposits with Landlord on the
                               date hereof the sum of Twenty Six Thousand Eight
                               Hundred Twenty Nine and 38/100 Dollars
                               ($26,829.38), which sum shall be held by
                               Landlord, without obligation for interest, as
                               security for the full, timely and faithful
                               performance of Tenant's covenants and obligations
                               under this Lease. It is understood and agreed
                               that such deposit is not an advance rental
                               deposit or prepayment of the last month's rent
                               due hereunder, and is not a measure of Landlord's
                               damages in case of Tenant's default. Upon the
                               occurrence of any default or event of default by
                               Tenant, Landlord may, from time to time, without
                               prejudice to any other remedy provided herein or
                               provided by law, use such funds to the extent
                               necessary to make good any arrears of rent or
                               other payments due Landlord hereunder, and any
                               other damage, injury, expense or liability caused
                               by any event of Tenant's default; and Tenant
                               shall pay to Landlord on demand the amount so
                               applied in order to restore the security deposit
                               to its original amount. Although the security
                               deposit shall be deemed the property of Landlord,
                               any remaining balance of such deposit shall be
                               returned by Landlord to Tenant or Tenant's last
                               permitted assignee at such time after termination
                               of this Lease when Landlord shall have determined
                               that all Tenant's obligations under this Lease
                               have been fulfilled. Landlord shall not be
                               required to keep any security deposit separate
                               from its general funds, Subject to the other
                               terms and conditions contained in this Lease, if
                               the Building is conveyed by Landlord, said
                               deposit shall be turned over to Landlord's
                               grantee, and thereupon, Tenant hereby releases
                               Landlord from any and all liability with respect
                               to said deposit and its application or return.

4.   OCCUPANCY AND USE.        4. (a) Tenant shall use and occupy the Premises
                               for general office purposes, including, without
                               limitation, as a software company for
                               development, support and training of clients, and
                               for no other use or purpose without the prior
                               written consent of Landlord, which consent shall
                               not be unreasonably withheld.

                                    (b) Tenant shall not do or permit anything
                               to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

5.   COMPLIANCE WITH LAWS.     5. (a) Tenant shall not use the Premises or
                               permit anything to be done in or about the
                               Premises which will in any way conflict with any
                               law, statute, ordinance, or governmental rule,
                               regulation or requirement now in force or which
                               may hereafter be enacted or promulgated. Tenant
                               shall not do or permit anything to be done on or
                               about the Premises or bring or keep anything
                               therein which will in any way increase the rate
                               of any insurance upon the Building in which the
                               Premises are situated or any of its contents or
                               cause a cancellation of said insurance or
                               otherwise affect said insurance in any manner,
                               and Tenant shall at its sole cost and expense
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                               promptly comply with all laws, statutes,
                               ordinances, and governmental rules, regulations,
                               or requirements now in force or which may
                               hereafter be in force and with the requirements
                               of any board of fire underwriters or other
                               similar body now or hereafter constituted
                               relating to or affecting the condition, use, or
                               occupancy of the Premises. Notwithstanding
                               anything contained in this paragraph to the
                               contrary, the following shall apply: (i) Tenant
                               shall not be responsible for ensuring that the
                               common areas of the Building comply with
                               applicable laws; (ii) Landlord shall require its
                               architect to prepare the Plans and Specifications
                               pursuant in compliance with all laws and
                               regulations, including without limitation the
                               American Disabilities Act ("Act"); and (iii)
                               Landlord shall require its contractor to complete
                               all of Landlord's turn key build out of the
                               Premises as described in the Work Letter
                               Agreement pursuant to all laws and regulations,
                               including without limitation the ADA.

                                    (b) Tenant shall not use, handle, store,
                               deal in, discharge, or fabricate any Hazardous
                               Materials (as herein defined) on or about the Premises. Tenant shall indemnify Landlord (and anybody claiming by, through or under Landlord) from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorneys' fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of the existence of any Hazardous Materials on or about the Premises, or any enviromental problems relating to the Premises which are caused by or related to the delivery, deposit or creation of Hazardous
                               Materials on or about the Premises during the term of this Lease which arise from Tenant's use and occupancy thereof. As used herein, "Hazardous
                               Materials" means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos. PCB's ureaformaldehyde, or any toxic or hazardous waste or hazardous substances, as those; terms are used in (A) the Resources
                               Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42
                               U.S.C. Sections 6901 et seq.: (B) the
                               Comprehensive Environmental Response,
                               Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections
                               9601 et seq.; (C) the Clean Water Act, 33 U.S.C
                               Sections 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. Sections 2601 et seq,;
                               (E) the Clean Air Act; 42 U.S.C. Sections 7401 et seq.; (F) any and all applicable environmental laws and regulations of the State of Georgia; and
                               (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time

6.   ALTERATIONS.              6. Except as otherwise allowed under this Lease,
                               including, without limitation the Work Letter
                               Agreement. Tenant shall not make or suffer to be
                               made any alterations additions, or improvements
                               in, on, or to the Premises or any part thereof
                               without the prior written consent of Landlord,
                               which consent shall not be unreasonably withheld
                               and no such alterations, additions or
                               improvements shall be made without the
                               supervision of Landlord's designated agent or
                               representative. In the event Landlord consents to
                               the making of any such alterations, additions, or
                               improvements by Tenant, the same shall be made by
                               Tenant, at Tenant's sole cost and expense in
                               accordance with all applicable laws, ordinances,
                               and regulations and all requirements of
                               Landlord's and Tenant's insurance policies. All
                               work shall be performed in accordance with plans
                               and specifications approved by Landlord, and each
                               contractor and subcontractor must first be
                               approved in writing by Landlord, or at Landlord's
                               option, the alteration, addition or improvement
                               shall be made by Landlord for Tenant's account,
                               and Tenant shall reimburse Landlord for the cost
                               thereof upon demand. To the extent that Tenant
                               requests that Landlord manage any construction
                               services to the Premises, then Landlord may
                               charge a fee for any and all such construction
                               supervision provided by Landlord's designated
                               agents or representatives in connection with such
                               alterations, additions or improvement to the
                               Premises by Tenant. Such fee, at Landlord's
                               option, shall be either a fixed fee or a fee
                               calculated an hourly basis considering the time
                               expended by Landlord's agents or representatives
                               in supervising Tenant's construction.

(7)    REPAIR                  7. By taking possession of the Premises and
                               except as otherwise provided herein. Tenant
                               accepts the Premises as being in the condition in
                               which Landlord is obligated to deliver them and
                               otherwise in good order, condition and repair.
                               Except as otherwise provided in this Lease,
                               including, without limitation. Paragraph 12
                               hereof Tenant shall, at all times during the term
                               hereof at Tenant's sole cost and expense, keep
                               the Premises and every part thereof in good
                               order, condition and repair, excepting ordinary
                               wear and tear, damage thereto by fire,
                               earthquake, act of God or the elements. Tenant
                               shall upon the expiration or sooner termination
                               of the term hereof, unless Landlord demands
                               otherwise as in Paragraph 23 hereof provided,
                               surrender to Landlord the Premises and all
                               repairs, changes, alterations, additions and
                               improvements thereto in the same condition as
                               when received, or when first installed, ordinary
                               wear and tear, damage by fire, earthquake, act of
                               God, or the elements excepted. It is hereby
                               understood and agreed that Landlord has no
                               obligation to alter, remodel, improve, repair,
                               decorate, or paint the Premises or any part
                               thereof except as otherwise required under this
                               Lease, including without limitation, as specified
                               in the Work Letter Agreement, and that no
                               representations
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                               respecting the condition of the Premises or the
                               Building have been made by Landlord to Tenant,
                               except as specifically herein set forth.

8.   LIENS.                    8. Tenant shall keep the Premises free from any
                               liens arising out of any work performed, material
                               furnished, or obligations incurred by Tenant. In
                               the event that Tenant shall not, within ten (10)
                               days following the recordation of any such lien,
                               cause the same to be released of record by
                               payment or posting of a proper bond, Landlord
                               shall have, in addition to all other remedies
                               provided herein and by law, the right, but not
                               the obligation, to cause the same to be released
                               by such means as it shall deem proper, including
                               payment of the claim giving rise to such lien.
                               All such sums paid by Landlord and all expenses
                               incurred by it in connection therewith shall be
                               considered additional rent and shall be payable
                               to Landlord by Tenant on demand and with interest
                               at the rate of four percentage points higher than
                               the prime commercial lending rate from time to
                               time of SunTrust Bank in Atlanta, Georgia,
                               provided, however, that if such rate exceeds the
                               maximum rate permitted by law, the maximum
                               lawful rate shall apply; the interest rate so
                               determined is hereinafter called the "Agreed
                               Interest Rate". Landlord shall have the right at
                               all times to post and keep posted on the Premises
                               any notices permitted or required by law, or
                               which Landlord shall deem proper, for the
                               protection of Landlord, the Premises, the
                               Building, and any other party having an interest
                               therein, from mechanics' and materialmen's liens,
                               and Tenant shall give to Landlord at least five
                               (5) business days prior notice of commencement of
                               any construction on the Premises.

9.   ASSIGNMENT AND            9. (a) Tenant shall not sell, assign, encumber or
     SUBLETTING.               otherwise transfer by operation of law or
                               otherwise this Lease or any interest herein,
                               sublet the Premises or any portion thereof, or
                               suffer any other person to occupy or use the
                               Premises or any portion thereof, without the
                               prior written consent of Landlord as provided
                               herein, which consent shall not be unreasonably
                               withheld, nor shall Tenant permit any lien to be
                               placed on the Tenant's interest by operation of
                               law. Tenant shall, by written notice, advise
                               Landlord of its desire from and after a stated
                               date (which shall not be less than thirty (30)
                               days nor more than ninety (90) days after the
                               date of Tenant's notice) to sublet the Premises
                               or any portion thereof for any part of the term
                               hereof; and supply Landlord with such
                               information, financial statements, verifications
                               and related materials as Landlord may request or
                               desire to evaluate the written request to sublet;
                               and in such event Landlord shall have the right,
                               to be exercised by giving written notice to
                               Tenant within ten (10) days after receipt of
                               Tenant's notice and all said information,
                               financial statements, verifications and related
                               materials requested by Landlord, to terminate
                               this Lease as to the portion of the Premises
                               described in Tenant's notice and such notice
                               shall, if given, terminate this Lease with
                               respect to the portion of the Premises therein
                               described as of the date stated in Tenant's
                               notice. Said notice by Tenant shall state the
                               name and address of the proposed subtenant, and
                               Tenant shall deliver to Landlord a true and
                               complete copy of the proposed sublease with said
                               notice. If said notice shall specify all of the
                               Premises and Landlord shall give said termination
                               notice with respect thereto, this Lease shall
                               terminate on the date stated in Tenant's notice,
                               and notwithstanding any language contained herein
                               to the contrary. Tenant shall be released from
                               all liabilities hereunder upon such termination
                               by Landlord, subject to any terms and conditions
                               that expressly survive the termination or
                               expiration as contained this Lease. If, however,
                               this Lease shall terminate pursuant to the
                               foregoing with respect to less than all the
                               Premises, the rent, as defined and reserved
                               hereinabove and as adjusted pursuant to Paragraph
                               19(c), shall be adjusted on a pro rata basis to
                               the number of square feet retained by Tenant, and
                               this Lease as so amended shall continue
                               thereafter in full force and effect. If Landlord,
                               upon receiving said notice by Tenant with respect
                               to any of the Premises, shall not exercise its
                               right to terminate, Landlord may in its
                               reasonable discretion withhold or grant its
                               consent to Tenant's subletting the Premises
                               specified in said notice. Tenant shall, at
                               Tenant's own cost and expense, discharge in full
                               any outstanding commission obligation on the part
                               of Landlord with respect to this Lease, and any
                               commissions which may be due and owing as a
                               result of any proposed assignment or subletting,
                               whether or not the Lease is terminated pursuant
                               hereto and rented by Landlord to the proposed
                               subtenant or any other tenant. Tenant agrees to
                               pay to Landlord, promptly after request therefor,
                               (i) up to $1,000.00 of the amount of all
                               attorneys' fees and expenses incurred by Landlord
                               in connection with any assignment or subletting
                               issues or review of documentation relating
                               thereto, and (ii) $500.00 as an administrative
                               fee for Landlord's time and effort in connection
                               with any assignment or subletting issues.

                                    (b) Any subletting or assignment hereunder
                               by Tenant shall not result in Tenant being
                               released or discharged from any liability under
                               this Lease, except in the event of termination by
                               Landlord as described in Paragraph 9(a). As a
                               condition to Landlord's prior written consent as
                               provided for in this paragraph, the assignee or
                               subtenant shall agree in writing to comply with
                               and be bound by all of the terms, covenants,
                               conditions, provisions and agreements of this
                               Lease, and Tenant shall deliver to Landlord
                               promptly after execution, an executed copy of
                               each sublease or assignment and an agreement of
                               said compliance by each sublessee or assignee.
                               Notwithstanding any provision to the contrary
                               contained herein, any subletting or assignment by
                               Tenant hereunder shall result in all rights of
                               first refusal, rights of first offer, rights to
                               expand, and renewal options granted herein being
                               forfeited by Tenant and its assignee or
                               subtenant. Tenant expressly acknowledges that
                               Landlord intends
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                               for all of such rights to be personal and
                               exclusive to Tenant, and that such rights are not
                               subject to transfer to any other party.

                                    (c) Except as otherwise set forth herein,
                               Landlord's consent to any sale, assignment encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be consent to any subsequent occurrence. Any sale, assignment, encumbrance. subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

                                    (d) For purposes of this Paragraph, an
                               assignment of stock or other direct or indirect ownership interest in Tenant which constitutes a controlling interest in Tenant shall be deemed an assignment within the meaning of and be governed by this Paragraph. Notwithstanding anything in this Lease to the contrary, Tenant, on notice to Landlord (but without Landlord's consent), may assign the Lease or sublet, all or part of the Premises to any of "Tenant's Affiliates", Tenant's Affiliates shall mean any company controlling, controlled by or under common control with Tenant, whose net worth is greater than or equal to Tenant's, as well as any entity acquiring all or substantially all of Tenant's assets. Upon an assignment as allowed under this Paragraph 9(d), the original Tenant making such assignment shall be released from its obligations under the Lease. A transfer of an ownership interest in Tenant shall not be deemed an assignment of the Lease, but Tenant shall give
                               Landlord notice of any such transfer which results in a change in control of Tenant.

                                    (e) Notwithstanding any provision contained
                               herein, Tenant agrees that it shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or sublet the Premises or any portion thereof, to any tenant who currently leases space in the Building.

                                    (f) If this Lease is assigned, or if the
                               Premises or any part thereof are sublet or occupied by anyone other than Tenant during the Lease Term (with or without Landlord's consent),
                               Landlord shall be entitled to fifty percent 50% of all rents, fees and other considerations paid by such subtenant, assignee or occupant with respect to the assignment or subletting of the Lease in excess of the rental specified in this Lease.

10.  INSURANCE AND             10. (a) Landlord shall not be liable to Tenant
     INDEMNIFICATION.          and Tenant hereby waives claims against Landlord
                               for any injury or damages to any person or
                               property in or about the Premises by or from any
                               cause whatsoever, without limiting the generality
                               of the foregoing, whether caused by water leakage
                               of any character from the roof, walls, basement,
                               or other portion of the Premises or the Building,
                               or caused by gas, fire, or explosion of the
                               Building or the complex of which it is a part or
                               any part thereof, except such waiver is not made
                               as to any injury or damages as aforedescribed
                               that are caused by Landlord's negligence or, or
                               any of its agents, contractors, servants,
                               employees and licensees. Except as otherwise
                               provided herein, Landlord shall hold Tenant
                               harmless from and defend and indemnify Tenant
                               against any and all claims or liability for any
                               injury or damage to any person or property
                               whatsoever: (i) occurring in, on or about the
                               Property or any part thereof. (ii) occuring in,
                               on, or about any facilities (including, without
                               limitation, elevators, stairways, passageways or
                               hallways), the use of which Tenant may have in
                               conjunction with other tenants of the Building,
                               to the extent such injury or damage shall be
                               caused in part or in whole by the act, neglect,
                               fault of, or omission of any duty with respect to
                               the same by Landlord, its agents, servants,
                               employees, or invitees. Landlord further agrees
                               to indemnify, defend and save harmless Tenant
                               against and from any and all claims in any manner
                               relating to any work or thing whatsoever done by
                               Landlord in or about, or any transactions of
                               Landlord concerning, the Property, and will
                               further indemnify, defend and save Tenant
                               harmless against and from any and all claims
                               arising from any breach or default on the part of
                               Landlord in the performance of any covenant or
                               agreement on the part of Landlord to be performed
                               pursuant to the terms of this Lease, or arising
                               from any act or negligence of Landlord, or any of
                               its agents, contractors, servants, employees and
                               licensees, and from and against all costs,
                               counsel fees, expenses and liabilities incurred
                               in connection with any such claim or action or
                               proceeding brought thereon. Furthermore, in case
                               any action or proceeding be brought against
                               Tenant by reason of any claims or liability
                               caused by Landlord as herein described. Landlord
                               agrees to defend such action or proceeding at
                               Landlord's sole expense by counsel reasonably
                               satisfactory to Landlord. The provisions of this
                               Lease with respect to any claims or liability
                               occurring prior to the termination or expiration
                               of this Lease shall expressly survive such
                               termination or expiration of this Lease.

                                    (b) Except as otherwise provided herein.
                               Tenant shall hold Landlord harmless from and
                               defend and indemnify Landlord against any and all
                               claims or liability for any injury or damage to
                               any person or property whatsoever: (i) occurring
                               in, on or about the Premises or any part thereof,
                               (ii) occurring in, on, or about any facilities
                               (including, without limitation, elevators,
                               stairways, passageways or hallways), the use of
                               which Tenant may have in conjunction with other
                               tenants of the Building, to the extent such
                               injury or damage shall be caused in part or in
                               whole by the act, neglect, fault of, or omission
                               of any duty with respect to the same by Tenant,
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                               its agents, servants, employees, or invitees.
                               Tenant further agrees to indemnify, defend and
                               save harmless Landlord against and from any and
                               all claims in any manner relating to any work or
                               thing whatsoever done by Tenant in or about, or
                               any transactions of Tenant concerning, the
                               Premises, and will further indemnify, defend and
                               save Landlord harmless against and from any and
                               all claims arising from any breach or default on
                               the part of Tenant in the performance of any
                               covenant or agreement on the part of Tenant to be
                               performed pursuant to the terms of this Lease, or
                               arising from any act or negligence of Tenant, or
                               any of its agents, contractors, servants,
                               employees and licensees, and from and against all
                               costs, counsel fees, expenses and liabilities
                               incurred in connection with any such claim or
                               action or proceeding brought thereon.
                               Furthermore, in case any action or proceeding be
                               brought against Landlord by reason of any claims
                               or liability caused by Tenant as described
                               herein. Tenant agrees to defend such action or
                               proceeding at Tenant's sole expense by counsel
                               reasonably satisfactory to Landlord. The
                               provisions of this Lease with respect to any
                               claims or liability occurring prior to the
                               termination or expiration of this Lease shall
                               expressly survive such termination or expiration
                               of this Lease.

                                    (c) Tenant agrees to purchase at its own
                               expense and to keep in force during the term of this Lease all insurance coverages required by Landlord to be maintained by tenants in the Building, including, but not limited to, the policies of insurance specified on Exhibit "G" attached to this Lease. Tenant's insurance must be in force upon Tenant taking possession of the Premises, or upon the Commencement Date, whichever is earlier, and shall continue throughout the Lease Term.

11.  WAIVER OF SUBROGATION.    11. Each of Landlord and Tenant hereby releases
                               the other from any and all liability or
                               responsibility to the other or anyone claiming
                               through or under them by way of subrogation or
                               otherwise for any loss or damage to property
                               caused by fire or any other perils insured in
                               policies of insurance covering such property,
                               even if such loss or damage shall have been
                               caused by the fault or negligence of the other
                               party, or anyone for whom such party may be
                               responsible, including any other tenants or
                               occupants of the remainder of the Building in
                               which the Premises are located; provided,
                               however, that this release shall be applicable
                               and in force and effect only to the extent that
                               such release shall be lawful at that time and in
                               any event only with respect to loss or damage
                               occurring during such time as the releasor's
                               policies shall contain a clause or endorsement to
                               the effect that any such release shall not
                               adversely affect or impair said policies or
                               prejudice the right of the releasor to coverage
                               thereunder and then only to the extent of the
                               insurance proceeds payable under such policies.
                               Each of Landlord and Tenant agrees that it will
                               request its insurance carriers to include in its
                               policies such a clause or endorsement. If extra
                               cost shall be charged therefor, each party shall
                               advise the other thereof and of the amount of the
                               extra cost, and the other party, at its election,
                               may pay the same, but shall not be obligated to
                               do so. If such other party fails to pay such
                               extra cost, the release provisions of this
                               Paragraph shall be inoperative against such other
                               party to the extent necessary to avoid
                               invalidation of such releasor's insurance.

12.  SERVICE & UTILITIES       12. (a) Landlord shall maintain and keep in good
                               repair the public and common areas of the
                               Building, and of the Property, including, without
                               limitation, the structure of the Building, roof,
                               lobbies, stairs, elevators, corridors and
                               restrooms, the windows in the Building, the
                               mechanical, plumbing, electrical and HVAC
                               equipment serving the Building, and the structure
                               itself, in reasonably good order and condition
                               except for damage occasioned by the act of
                               Tenant, which damage shall be repaired by
                               Landlord at Tenant's expense. In the event Tenant
                               requires or needs to have one or more separate
                               systems of either heating, ventilating, air
                               conditioning or other similar systems over and
                               above that provided by Landlord, the
                               installation, care, expenses and maintenance of
                               each such system shall be borne by and paid for
                               by Tenant. Notwithstanding any of the foregoing
                               language to the contrary, such additional systems
                               shall be delineated and specified in the Plans
                               and Specifications, otherwise after the
                               Commencement Date no additional expenses shall be
                               paid by Tenant hereunder unless Tenant makes
                               alterations to the Premises thereof that may give
                               rise to the necessity of any additional
                               installations which will be at Tenant's expense.
                               The parties acknowledge and agree that Landlord
                               shall install as part of Landlord's obligation to
                               deliver the "turnkey" Premises under the Work
                               Letter Agreement a supplemental air conditioning
                               unit over and above the Building standards and
                               that all costs associated with the installation
                               thereof shall be borne by Landlord and any
                               additional electrical consumption expense caused
                               by such installation shall be borne by Tenant.

                                    (b) Subject to the provisions elsewhere
                               herein contained and to the rules and regulations of the Building. Landlord agrees to furnish to the Premises during ordinary business hours of 8
                               a.m. to 6 p.m. on Mondays through Fridays and 8 a.m. to 1 p.m. on Saturdays, (but exclusive, in any event, of Sundays and legal holidays), heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, replacement of bulbs for building standard fluorescent lights and non-building standard lights, provided Tenant stocks the bulbs for all of Tenant's non-building standard lights, janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service.

                                    Landlord shall make available additional or
                               after-hours heating or air-conditioning at
                               Tenant's request thereof and Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord; in its reasonable discretion; the current rate for such servicing is Thirty and No/lOOths Dollars
                               ($30.00) per hour. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are requested by Tenant and used in the Premises which affect the temperature otherwise maintained by the air-conditioning system. Landlord shall install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of electricity and/or water therefore, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord agrees to furnish to the Premises electricity for general and executive office purposes and water for lavatory and drinking purposes, subject to the provisions of Paragraph 12(c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, but Landlord will exercise due diligence to furnish uninterrupted service.

                                    (c) Except as set forth in the Work Letter
                               Agreement and contemplated under, the Plans and Specifications, Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, computers, and machines using excess lighting or current which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant in Landlord's judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord, which consent shall not be unreasonably withheld, which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use, The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.
                               Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents, acts of terrorism, or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premises or the Building.
                               Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

                                    (d) Any sums payable under this Paragraph 12
                               shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

                                    (e) Tenant shall not provide any janitorial
                               services without Landlord's written consent, which consent shall not be unreasonably withheld, and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk and responsibility.

                                    (f) It shall be Tenant's responsibility and
                               expense to install, move, maintain, adjust, and repair its property and fixtures, including but not limited to, its; signage, pictures, bulletin boards, plaques, furniture, filing cabinets, computer cables, computer equipment, business machines, draperies, blinds, kitchen appliances, special water heaters, kitchen cabinets, private restroom fixtures, special air conditioning or power conditioning equipment, locks for furniture and filing cabinets, paging systems, modular furniture components (including task lighting, flat wiring, and power distribution cables), combination locks, specialty electrical devices, exhaust fans, fire extinguishers, carpet squares, and/or other furniture, fixtures, or equipment installed by

                               Tenant, or which were supplied, specified, or requested by Tenant and installed by Landlord.

13.  ESTOPPEL CERTIFICATE.     13. Within fourteen (14) days of Landlord's
                               written request which Landlord may make from time
                               to time, Tenant shall execute and deliver to
                               Landlord a certificate in substantially the form
                               attached hereto as Exhibit "C" and made a part
                               hereof (except revised by Landlord as provided
                               below to reflect the terms and conditions
                               hereof), indicating thereon any exceptions
                               thereto which may exist at that time; Landlord
                               shall revise such certificate to conform to the
                               terms and conditions of this lease and to the
                               extent that there is any conflict between the
                               terms of the Tenant such certificate and this
                               Lease, the terms and conditions of the Lease
                               shall control. Failure of Tenant to execute and
                               deliver such certificate shall at Landlord's
                               option constitute a default hereunder or
                               constitute an acceptance of the Premises and
                               acknowledgment by Tenant that the statements
                               included in Exhibit "C" are true and correct
                               without exception. Landlord and Tenant intend
                               that any statement delivered pursuant to this
                               paragraph may be relied upon by Landlord or by
                               any mortgagee, beneficiary, purchaser or
                               prospective purchaser of the Building or any
                               interest therein or anyone to whom Landlord may
                               provide said certificate.

14.  HOLDING OVER.             14. Tenant will at the termination of this Lease
                               by lapse of time or otherwise, yield up immediate
                               possession to Landlord. If Tenant retains
                               possession of the Premises or any part thereof
                               after such termination, then Landlord may, at its
                               option, serve written notice upon Tenant that
                               such holding over constitutes any one of (ii)
                               creation of a month to month tenancy, upon the
                               terms and conditions set forth in this Lease, or
                               (ii) creation of a tenancy of sufferance, in any
                               case upon the terms and conditions set forth in
                               this Lease; provided, however, that the monthly
                               rental (or daily rental under (ii)) shall, in
                               addition to all other sums which are to be paid
                               by Tenant hereunder, whether or not as additional
                               rent, be equal to One Hundred and Fifty Percent
                               (150%) of the rental being paid monthly to
                               Landlord under this Lease immediately prior to
                               such termination (prorated in the case of (iii)
                               on the basis of a 365 day year for each day
                               Tenant remains in possession). If no such notice
                               is served, then a tenancy at sufferance shall be
                               deemed to be created at the rent in the preceding
                               sentence. The provisions of this paragraph shall
                               not constitute a waiver by Landlord of any right
                               of reentry as herein set forth; nor shall receipt
                               of any rent or any other act in apparent
                               affirmance of the tenancy operate as a waiver of
                               the right to terminate this Lease for a breach of
                               any of tbe terms, covenants, or obligations
                               herein on Tenant's part to be performed.

15.  SUBORDINATION.            15. Without the necessity of any additional
                               document being executed by Tenant for the purpose
                               of effecting a subordination, this Lease shall be
                               subject and subordinate at all times to (so long
                               as there exists a non disturbance agreement of
                               Tenant conditioned upon Tenant's attornment
                               thereof): (a) all ground leases or underlying
                               leases which may now exist or hereafter be
                               executed affecting the Building, the land upon
                               which the Building or any common areas are
                               situated, and (b) the lien or interest of any
                               mortgage or deed to secure debt which may now
                               exist or hereafter be executed in any amount for
                               which said Building, land, ground leases or
                               underlying leases, or Landlord's interest or
                               estate in any of said items is specified as
                               security Landlord shall have the right to
                               subordinate or cause to be subordinated any such
                               ground leases or underlying leases or any such
                               liens or interests of mortgages or deeds to
                               secure debt to this Lease. In the event that any
                               ground lease or underlying lease terminates for
                               any reason or any mortgage or deed to secure debt
                               is foreclosed or a conveyance in lieu of
                               foreclosure is made for any reason, Tenant shall,
                               notwithstanding any subordination, attorn to and
                               become the Tenant of the successor in interest to
                               Landlord at the option of such successor in
                               interest. Tenant agrees to execute such
                               non-disturbance and attornment agreements as the
                               holder of any mortgage or deed to secure debt on
                               the Building may reasonably require. Tenant
                               covenants and agrees to execute and deliver, upon
                               demand by Landlord and in the form requested by
                               Landlord, any additional documents evidencing the
                               priority or subordination of this Lease with
                               respect to any such ground leases or underlying
                               leases or the lien of any such mortgage or deed
                               to secure debt. Tenant hereby irrevocably
                               appoints Landlord as attorney-in-fact of Tenant
                               to execute, deliver and record any such documents
                               in the name and on behalf of Tenant.

16.  RE-ENTRY                  16. Landlord reserves and shall at all times have
     BY LANDLORD.              the right to re-enter the Premises to inspect the
                               same, to supply janitor service and any other
                               service to be provided by Landlord to Tenant
                               hereunder, to show said Premises to prospective
                               purchasers, mortgagees or tenants, to post
                               notices of nonresponsibility, and to alter,
                               improve, or repair the Premises and any portion
                               of the Building of which the Premises are a part
                               or to which access is conveniently made through
                               the Premises, without abatement of rent, and may
                               for that purpose erect, use, and maintain
                               scaffolding, pipes, conduits, and other necessary
                               structures in and through the Premises where
                               reasonably required by the character of the work
                               to be performed, provided that entrance to the
                               Premises shall not be blocked thereby, and
                               further provided that the business of Tenant
                               shall not be interfered with unreasonably. Tenant
                               hereby waives any claim for damages for any
                               injury or inconvenience to or interference with
                               Tenant's

                               business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

17.  INSOLVENCY OR             17. The appointment of a receiver to take
     BANKRUPTCY.               possession of all or substantially all of the
                               assets of Tenant, or an assignment of Tenant for
                               the benefit of creditors, or any action taken or
                               suffered by Tenant under any insolvency,
                               bankruptcy, or reorganization act, shall at
                               Landlord's option constitute a breach of this
                               Lease by Tenant. Upon the happening of any such
                               event or at any time thereafter, this Lease shall
                               terminate five (5) days after written notice of
                               termination from Landlord to Tenant. In no event
                               shall this Lease be assigned or assignable by
                               operation of law or by voluntary or involuntary
                               bankruptcy proceedings or otherwise and in no
                               event shall this Lease or any rights or
                               privileges hereunder be an asset of Tenant under
                               any bankruptcy, insolvency, or reorganization
                               proceedings.

18.  DEFAULT AND REMEDIES.     18. the following events shall be deemed to be
                               events of default by Tenant under this Lease:

                                    (a) After written notice by Landlord of
                               Tenant's failure to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date of Tenant's receipt of such notice by Landlord; or

                                    (b) Tenant shall fail to comply with any
                               term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within
                               (i) twenty four (24) hours after written notice to Tenant if the failure involves a condition hazardous or dangerous to life or property or
                               (ii) thirty (30) days after written notice to Tenant in the case of any other failure and if not curable within such thirty (30) day period, within a period of time commensurate with the non monetary default so long as Tenant commences the cure thereof and continues diligently until cured; or

                                    (c) Tenant shall abandon or vacate any
                               substantial portion of the Premises and defaults in the payment of any sums of money due hereunder; or

                                    (d) Tenant shall fail within fourteen (14)
                               days of receipt of written notice thereof from Landlord, to cure any condition or circumstance created or allowed by Tenant in its use of the Premises constituting a hazard to people or property, whether or not such condition or circumstance rises to the level of a civil or criminal law violation or action; or

                                    (e) Tenant shall fail to vacate the Premises
                               immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

                                    (f) If, inspite of the provisions hereof,
                               the interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for thirty (30) days after written notice thereof to Tenant; or

                                    (g) Tenant shall assign, sublet or transfer
                               its interest hereunder in violation of this Agreement.

                                    Upon the occurrence of any such events of
                               default by Tenant described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                                         (aa) Landlord may, at its election,
                               terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

                                         (bb) Upon any termination of this
                               Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom; Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

                                         (cc) Upon termination of this Lease,
                               whether by lapse of time, by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord's actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord's liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in Paragraph (dd)(ii) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

                                         (dd) (i) Upon termination of the Lease
                               or Tenant's right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, re-entry, lease expiration or otherwise. Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease. Landlord may, at Landlord's option, enter the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph (bb) above, without such entry and possession releasing Tenant from any obligation, including Tenant's obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

                                              (ii) Landlord may, but need not,
                               relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting, including, without limitation, any brokers commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord, as Landlord's liquidated damages and not as a forfeiture or penalty, the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this Paragraph from time to time.

                                         (ee) Landlord may, at Landlord's
                               option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

                                         (ff) Any and all property which may be
                               removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty
                               (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

                                    Pursuit of any of the foregoing remedies
                               shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.
                               Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay reasonable attorneys' fees so incurred.

                                    Without limiting the foregoing, to the
                               extent permitted by law, Tenant hereby, expressly waives any right to trial by jury. Landlord shall serve any service of process as required by existing or future law of the State of Georgia upon any of the persons listed under the notice provision for Tenant.

                               Landlord's Default. Upon Landlord's failure or refusal to perform any of the provisions or conditions of this Lease on Landlord's part to be kept or performed or any other covenants and obligations of Landlord which Landlord fails to satisfy, for thirty (30) days after written notice to Landlord by Tenant of such failure or refusal shall be a default under this Lease, provided that if such that if such default complained of in the notice by Tenant to Landlord is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then Landlord shall not be in default if Landlord promptly commences the rectification and curing thereof and continues thereafter with all due diligence to cause such rectification and curing to proceed, and does complete the same, with the use of due diligence, as aforesaid. In the even Landlord is in default as aforedescribed, then Tenant shall have the option to pursue all remedies in law or in equity for Landlord's default hereunder.

19. DAMAGE BY FIRE, ETC.       19. (a) If the Building, improvements, or
                               Premises are rendered partially or wholly
                               untenantable by fire or other casualty, and if
                               such damage cannot, in Landlord's reasonable
                               estimation, be materially restored within ninety
                               (90) days of such damage, then Landlord or Tenant
                               may, at either of their sole options, terminate
                               this Lease as of the date of such fire or
                               casualty. Landlord or Tenant shall exercise its
                               option provided herein by written notice to the
                               other party within sixty (60) days of such fire
                               or other casualty. For purposes hereof, the
                               Building, improvements, or Premises shall be
                               deemed "materially restored" if they are in such
                               condition as would not prevent or materially
                               interfere with Tenant's use of the Premises for
                               the purpose for which it was then being used.

                                    (b) If this Lease is not terminated pursuant
                               to Paragraph 19(a) and insurance proceeds are confirmed by Landlord to be available within said ninety (90) day period, then, Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Premises, within one hundred and eighty (l80) days of such fire or casualty (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage).

                                    (c) If this Lease shall be terminated
                               pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this Paragraph 19 and if the Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and material restoration within one


                                       15
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                               hundred fifty (150) days after the date of such
                               damage, Tenant may at its option and as its sole
                               remedy terminate this Lease by delivering written
                               notice to Landlord, whereupon the Lease shall end
                               on the date of such notice as if the date of such
                               notice were the date originally fixed in this
                               Lease for the expiration of the term hereof;
                               provided, however, that if construction is
                               delayed because of changes, deletions, or
                               additions in construction requested by Tenant,
                               strikes, lockouts, casualties, acts of God, war,
                               material or labor shortages, governmental
                               regulation or control or other causes beyond the
                               reasonable control of Landlord, the period for
                               restoration, repair or rebuilding shall be
                               extended for the amount of time Landlord is so
                               delayed.

                                    In no event shall Landlord be required to
                               rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by
                               (i) the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property, and/or
                               (ii) the ground lessor of any portion of the Property.

                                    (d) Notwithstanding anything herein to the
                               contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building or Property, or the ground lessor of the Property, requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person but in no event any later than the sixty (60) day period required under Paragraph 19(a), whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term.

                                    (e) In the event of any damage or
                               destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as Landlord shall request.

20.  CONDEMNATION.             20. (a) If any substantial part of the Premises
                               should be taken for any public or quasi-public
                               use under governmental law, ordinance or
                               regulation, or by right of eminent domain, or by
                               private purchase in lieu thereof, and the taking
                               would prevent or materially interfere with the
                               use of the Premises for the purpose for which it
                               is then being used, this Lease shall terminate
                               effective when the physical taking shall occur
                               in the same manner as if the date of such taking
                               were the date originally fixed in this Lease for
                               the expiration of the term hereof. As used
                               herein, "substantial part" shall mean more than
                               twenty percent (20%).

                                    (b) If part of the Premises shall be taken
                               for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

                                    (c) Tenant shall not share in any
                               condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption.

                                    (d) Notwithstanding anything to the contrary
                               contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the term of this Lease.

21. SALE BY LANDLORD.          21. In the event of a sale or conveyance by
                               Landlord of the Building, the same shall operate
                               to release Landlord from any future liability
                               upon any of the covenants or conditions, express
                               or implied, herein contained in favor of Tenant
                               so long as Landlord assigns all rights, title and
                               interest under this Lease to the new owner
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                                       16

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                               thereof and said new owner assumes all
                               obligations of Landlord hereunder, and in such
                               event Tenant agrees to look solely to the
                               responsibility of the successor in interest of
                               Landlord in and to this Lease. Tenant agrees to
                               attorn to the purchaser or assignee in any such
                               sale.

22. RIGHT OF LANDLORD TO
    PERFORM. 22. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent except as otherwise provided herein. If
                               Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall not be cured by Tenant within the time periods prescribed under Paragraph 18 hereof after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord or costs related to Landlord's performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed
                               Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

23. SURRENDER OF PREMISES.     23. (a) In the event Landlord furnishes a request
                               in writing to Tenant within the last six (6)
                               months of the Term of the Lease or any renewal
                               thereof that Tenant advise Landlord of Tenant's
                               intentions with regard to the vacating of the
                               Premises upon the termination of this Lease, then
                               Tenant shall respond to such request of Landlord
                               within a reasonable time thereafter.

                                    (b) At the end of the Lease Term, Tenant
                               agrees to peaceably deliver up to the Landlord possession of the Premises, in the same condition as received on the Commencement Date, ordinary wear and tear, damage by fire, earthquake, and other acts of God excepted. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all movable furniture, equipment and fixtures, (expressly excluding, computer and telephone cabling and all work to the Premises pursuant to the Work Letter
                               Agreement and all alterations to the Premises allowed by Landlord hereunder), belonging to Tenant and repair any damage resulting from such removal. Any property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Landlord shall have the right to remove and dispose of such abandoned property, and the costs associated therewith shall be promptly reimbursed by Tenant.

                                    (c) The voluntary or other surrender of this
                               Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24. WAIVER.                    24. If either Landlord or Tenant waives the
                               performance of any term, covenant or condition
                               contained in this Lease, such waiver shall not be
                               deemed to be a waiver of any subsequent breach of
                               the same or any other term, covenant or condition
                               contained herein. Furthermore, the acceptance of
                               rent by Landlord shall not constitute a waiver of
                               any preceding breach by Tenant of any term,
                               covenant or condition of this Lease, regardless
                               of Landlord's knowledge of such preceding breach
                               at the time Landlord accepted such rent. Failure
                               by Landlord to enforce any of the terms,
                               covenants or conditions of this Lease for any
                               length of time shall not be deemed to waive or to
                               decrease the right of Landlord to insist
                               thereafter upon strict performance by Tenant.
                               Waiver by Landlord of any term, covenant or
                               condition contained in this Lease may only be
                               made by a written document signed by Landlord.

25. NOTICES.                   25. Whenever any notice, demand or request is
                               required or permitted hereunder, such notice,
                               demand or request shall be hand-delivered in
                               person, by reputable courier service or sent by
                               United States Mail, registered, postage prepaid,
                               to the addresses set forth below

                               If to Landlord: Galleria 600, LLC
                                               c/o Childress Klein Properties
                                               300 Galleria Parkway
                                               Suite 600
                                               Atlanta, Georgia 30339
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                                       17
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                               If to Tenant:   The Ultimate Software Group. Inc.
                                               600 Galleria Parkway
                                               Suite 1000
                                               Atlanta, GA 30339
                                               ATTN: Jon Harris

                                               And

                                               The Ultimate Software Group. Inc.
                                               2000 Ultimate Way
                                               Weston, FL 33331
                                               ATTN: General Counsel

                                    Any notice, demand or request which shall be
                               served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or (ii) on the third day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph.

                                    Either Landlord or Tenant shall have the
                               right from time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

                                    Notwithstanding the foregoing, all rental
                               payments under this Lease shall be sent to the address specified in paragraph 2(a) above.

26.  CERTAIN RIGHTS RESERVED   26. Landlord reserves and may exercise the
     TO THE LANDLORD.          following rights without affecting Tenant's
                               obligations hereunder:

                                    (a) To change the name of the Building;

                                    (b) To designate all sources furnishing
                               sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used in the Premises;

                                    (c) To retain at all times pass keys to the
                               Premises;

                                    (d) To grant to anyone the exclusive right
                               to conduct any particular business or undertaking in the Building;

                                    (e) To close the Building after regular work
                               hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building register and provide sufficient forms of identification to a watchman and that said persons establish their right to enter or leave the Building; and

                                    (f) To take any and all measures, including
                               inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

                               Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

27.  ABANDONMENT.              27. If Tenant shall abandon, vacate, or surrender
                               said Premises and fail to continue with all
                               monetary payments' due hereunder after notice and
                               opportunity to cure such non payment or be
                               dispossessed by process of law, or otherwise, any
                               personal property belonging to Tenant and left on
                               the Premises shall, at the option of Landlord, be
                               deemed to be abandoned and title thereto shall
                               thereupon pass to Landlord.

28.  SUCCESSORS AND ASSIGNS.   28. Subject to the provisions of Paragraph 9
                               hereof, the terms, covenants, and conditions
                               contained herein shall be binding upon and inure
                               to the benefit of the heirs, successors,
                               executors, administrators and assigns of the
                               parties hereto.

29.  ATTORNEYS' FEES.          29. In the event that any action or proceeding is
                               brought to enforce any term, covenant or
                               condition of this Lease on the part of Landlord
                               or Tenant, the prevailing party in such
                               litigation shall be entitled to reasonable
                               attorneys' fees to be fixed by the Court in such
                               action or proceeding.

30.  CORPORATE AUTHORITY.      30. If Tenant signs as a corporation, each of the
                               persons executing this Lease on behalf of Tenant
                               does hereby covenant and warrant that Tenant is a
                               duty authorized and existing corporation, that
                               Tenent has and is qualified to do business in
                               Georgia,
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                                       18

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                               that the corporation has full right and authority
                               to enter into this Lease, and that each and both
                               of the persons signing on behalf of the
                               corporation were authorized to do so. Upon
                               Landlord's request, Tenant shall provide Landlord
                               with evidence reasonably satisfactory to Landlord
                               confirming the foregoing covenants and
                               warranties. If Tenant signs as any other legal
                               entity, Tenant shall provide Landlord with
                               reasonable evidence of authority.

31.  MORTGAGE APPROVALS.       31. Any provisions of this Lease requiring the
                               approval or consent of Landlord shall not be
                               deemed to have been unreasonably withheld if any
                               mortgagee (which shall include the holder of any
                               deed to secure debt) of the Premises, Building or
                               Property or any portion thereof shall refuse or
                               withhold its approval or consent thereto. Any
                               requirement of Landlord pursuant to this Lease
                               which is imposed pursuant to the direction of any
                               such mortgagee shall be deemed to have been
                               reasonably imposed by Landlord if made in good
                               faith.

32.  MISCELLANEOUS.            32. (a) The paragraph headings herein are for
                               convenience of reference and shall in no way
                               define, increase, limit, or describe the scope or
                               intent of any provision of this Lease. The term
                               "Landlord" as used in this Lease shall include
                               the Landlord, its successors and assigns. In any
                               case where this Lease is signed by more than one
                               person, the obligations hereunder shall be joint
                               and several. The term "Tenant" or any pronoun
                               used in place thereof shall indicate and include
                               the masculine or feminine, the singular or plural
                               number, individuals, firms or corporations, and
                               each of their respective successors, executors,
                               administrators, and permitted assigns, according
                               to the context hereof.

                                    (b) Time is of the essence of this Lease and
                               all of its provisions. This Lease shall in all respects be governed by the laws of the State of Georgia. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

                                    (c) If for any reason whatsoever any of the
                               provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

                                    (d) All obligations of Tenant hereunder not
                               fully performed as of the expiration or earlier termination of the term at this Lease shall survive the expiration or earlier termination of the term hereof.

                                    (e) If any clause, phrase, provision or
                               portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

                                    (f) Whenever a period of time is herein
                               prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

                                    (g) This Paragraph is intentionally deleted
                               in its entirety.

33.  LANDLORD'S LIEN.          33. This Paragraph is intentionally deleted in
                               its entirety.

34.  QUIET ENJOYMENT.          34. Landlord represents and warrants that it has
                               full right and authority to enter into this Lease
                               and that Tenant, while paying the rental and
                               performing its other covenants and agreements
                               herein set forth, shall peaceably and quietly
                               have, hold and enjoy the Premises for the term
                               hereof without hindrance or molestation from
                               Landlord subject to the terms and provisions of
                               this Lease. In the event this Lease is a
                               sublease, then Tenant agrees to take the Premises
                               subject to the provisions of the prior leases.
                               Landlord shall not be liable for any
                               interference, nuisance or disturbance by other
                               tenants or third persons, nor shall Tenant be
                               released from any of the obligations of this
                               Lease because of such interference, nuisance or
                               disturbance.

35.  LANDLORD'S LIABILITY.     35. Any liability of Landlord hereunder shall be
                               enforceable only out of the interest of Landlord
                               in the Building and the Property and in no event
                               out of the separate assets of Landlord or any
                               shareholder or partner of Landlord.
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                                       19
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36.  RIGHT TO RELOCATE.        36. This Paragraph is intentionally deleted in
                               its entirety.

37.  NO ESTATE.                37. This contract shall create the relationship
                               of Landlord and Tenant, and no estate shall pass
                               out of Landlord. Tenant has only a usufruct, not
                               subject to levy and sale and not assignable by
                               Tenant, except as provided for herein and in
                               compliance herewith.

38.  LEASE EFFECTIVE DATE.     38. Submission of this instrument for examination
                               or signature by Tenant does not constitute a
                               reservation of or option for lease, and it is not
                               effective as a lease or otherwise until execution
                               and delivery by both Landlord and Tenant.

39.  RULES AND REGULATIONS.    39. (a) Tenant shall faithfully observe and
                               comply with the rules and regulations printed on
                               or annexed to this Lease as Exhibit "A" which is
                               attached hereto and made a part hereof and all
                               reasonable modifications thereof and additions
                               thereto from time to time put into effect by
                               Landlord. Landlord shall supply Tenant with any
                               changes or amendments to said rules. Landlord
                               shall not be responsible for the nonperformance
                               by any other tenant or occupant of the Building
                               of any of said rules and regulations. Tenant
                               will be responsible for causing its employees,
                               customers, subtenants, licensees, invitees,
                               agents, concessionaires and contractors
                               to comply with all such rules and regulations.

                                    (b) Tenant acknowledges and agrees that
                               Landlord may insist upon compliance with and enforce the rules and regulations as well as any laws, statutes, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal
                               Trespass Statute (Official Code of Georgia
                               Annotated, Section 16-7-21), prohibit any person including any of Tenant's employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other building or property within the Atlanta Galleria complex, including the hotel, office towers, parks, gardens, roadways, parking lots, parking decks, performance stages, and all other buildings, land or property, if Landlord determines in its sole discretion that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building. Tenant further agrees that it shall not interfere with or object to Landlord's enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-77-21 or any similar statute. Notwithstanding any of the foregoing language to the contrary, Landlord shall give Tenant notice of any additional rules and regulations with regard to any other portions of property within the Atlanta Galleria
                               Complex and put Tenant on notice that such rules and regulations are in addition to those set forth on Exhibit "A".

40.  SPECIAL STIPULATIONS.     40. Special Stipulations to this Lease are set
                               forth on Exhibit "E" attached hereto and made a
                               part hereof. In the event of any conflict between
                               any provision set forth in Exhibit "E" and any
                               provision contained elsewhere in this Lease, the
                               former in all events shall supersede, prevail and
                               control.

                    [THIS PAGE WAS INTENTIONALLY LEFT BLANK]

41.  GUARANTY.                 41. This Paragraph is intentionally deleted in
                               its entirety.

42.  CONDITION.                42. This Paragraph is intentionally deleted in
                               its entirety.

43.  BROKERAGE COMMISSIONS.    43. Tenant represents that Tenant has not engaged
                               or worked with any real estate brokers or agents
                               other than Grubb & Ellis Company (collectively,
                               "Broker") in connection with this Lease for the
                               Premises. Landlord represents to Tenant that
                               Landlord has not engaged or worked with any real
                               estate brokers or agents other than Broker.
                               Tenant and Landlord each indemnify and hold
                               harmless one another and each of their agents
                               from and against any and all claims for
                               commissions or other compensation, and any
                               liabilities, damages and costs relating thereto,
                               that may be asserted by any person or entity
                               other than Broker to the extent that, said party
                               has engaged such person or such claim results
                               from any action of said party.

44.  EXCULPATION               44. This Lease is executed, not individually, but
                               solely on behalf of Galleria 600, LLC, by certain
                               employees of OTR, an Ohio general partnership,
                               the authorized nominee and agent for The State
                               Teachers Retirement Board of Ohio ("STRBO"). In
                               consideration for entering into this Lease,
                               Tenant hereby waives any rights to bring a cause
                               of action against the individuals executing this
                               Lease on behalf of Landlord (except for any cause
                               of action based upon lack of authority or fraud),
                               and all persons dealing with Landlord must look
                               solely to Landlord's assets for the enforcement
                               of any claim against Landlord, and the
                               obligations hereunder are not binding upon, nor
                               shall resort be had to the private property of
                               any of, the trustees, officers, directors,
                               employees or agents of STRBO. Nothing contained
                               in this Paragraph 44 shall be deemed to limit the
                               provisons of Paragraph 35 above.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                        LANDLORD: GALLERIA 600, LLC,
                                        A DELAWARE LIMITED LIABILITY COMPANY


                                        By: OTR, an Ohio general partnership,
                                        its manager


                                        By: /s/ Kalyan Sikdar
                                            ------------------------------------
                                        Name: Kalyan Sikdar
                                        Title: Sr. Asset Management Officer


                                        TENANT: THE ULTIMATE SOFTWARE GROUP,
                                        INC., A DELAWARE CORPORATION


                                        By: /s/ ROBERT MANNE
                                            ------------------------------------
                                        Name: ROBERT MANNE
                                        Title: SENIOR VICE PRESIDENT


                                        Attest: /s/ VIVIAN MAZA
                                                --------------------------------
                                        Name: VIVIAN MAZA
                                        Title: SECRETARY

                                        (CORPORATE SEAL)

                                        (SEAL)

                                   EXHIBIT "A"

                              RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2. No sign, placard, picture, name, advertisement, notice or other such item visible from the exterior of Premises shall be inscribed, painted, illuminated, affixed, installed or otherwise displayed by any Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, in Landlord's sole discretion, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, notice or other such item without notice to and at the expense of Tenant.

     If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

     All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom, including the names of any subtenants of Tenant.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am on Monday through Friday and at all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

     Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

     During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing and/or locking the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6. No Tenant shall employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, in landlord's sole discretion, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effect's of any Tenant by the janitor or any other employee or any other person.

7. No Tenant shall obtain or maintain for use upon its Premises or the Building coin-operated or other vending machines or accept barbering or bootblacking or carwashing services in its Premises or in the Building, or on the Property, except from persons authorized by Landlord.

8. Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus, coffee makers and any other electrical appliances or equipment are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord. On multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10. No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees, shall have caused it.

13. No Tenant shall use or keep in its Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No tenant shall use any method of healing or air-conditioning other than that supplied by Landlord. In the event flammable or combustible fluids or materials are permitted by Landlord in the Premises, these materials must be maintained and secured so as to comply with all laws, rules and regulations governing such materials, including but not limited to, all fire codes.

14. No Tenant shall use, keep or permit to be used or Kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

15. Except for the use by Tenant of a microwave oven, no cooking shall be done or permitted by any Tenant on its Premises without the consent of Landlord which consent shall not be unreasonably withheld (except that use by the Tenant of Underwriters Laboratory approved microwaves and/or equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations nor shall Premises be used for lodging.

16. Except with the prior written consent of Landlord, in Landlord's sole discretion, no Tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such Tenant's lease.

17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord, in Landlord's sole discretion. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld.

19. No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. Teneant is hereby advised that use of any freight elevator must be arranged with the manager of the Building during acceptable hours (to be determined by such manager in its reasonable discretion), which shall be at no additional cost to Tenant and may include the use of such elevators during off business hours for the moving of furniture, freight, equipment, materials, supplies, packages, merchandise or other property to be received in the Building or carried up or down the elevatrors. However, when Landlord provides a security guard for use of any freight elevator as aforedescribed, then Tenant shall pay to Landlord the expense of such security. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration thai may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22. No Tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

23. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

24. Each Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

25. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

26. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the rules and regulations of the Building.

27. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

32. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. After receipt of said rules by Tenant, Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33. All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

34. All work proposed by Tenant in the Premises must be pre-approved by Landlord which approval shall not be unreasonably delayed. Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Premises and other portions of the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invites and guests.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

38. All appliances, fixtures, equipment and other devices located in the Premises and to-be connected to a water source, including, without limitation, dishwashers, ice making machines, coffee makers and refrigerators and freezers, shall be connected to such water source using only copper piping with either copper compression fittings, flanged fittings, or soldered connections. No plastic tubing or other plastic lines, plastic connectors or plastic valves shall be used in the connection of any such items.

39. Smoking shall be prohibited in all areas of the Building. No Tenant shall allow smoking within the Premises. Smoking shall be allowed only in those areas outside of the Building as are designated from time to time by Landlord as smoking areas.

                                   EXHIBIT "B"

                              WORK LETTER AGREEMENT

1.   MATERIALS FURNISHED BY LANDLORD AND LANDLORD'S WARRANTY

     Landlord at its sole cost except as otherwise provided herein, shall build out the Premises pursuant to the Plans and Specification agreed upon by Landlord and Tenant and deliver the "turn key" build out of the Premises to Tenant pursuant to the requirements under the Lease and this Work Letter Agreement, which shall include, without limitation, the furnishing and installation within the Premises substantially in accordance with Plans and Specifications, the following: partitions, doors, lighting fixtures, acoustical ceiling, floor covering, electrical switches and outlets, telephone outlets, air conditioning, and other improvements required by Tenant which are normally performed by the construction trades. Landlord warrants to Tenant that all of the build out of the Premises pursuant to the Plans and Specifications shall be performed in accordant with industry standards, free from defects, including, without limitation, all labor, materials, equipment and workmanship.

2.   IMPROVEMENT COSTS TO BE PAID BY LANDLORD

     Landlord shall turnkey all of the improvements which Tenant desires to have made to the Premises based upon the Schematic Plan #2, Revision #3 dated March 13, 2006 a copy of which is attached hereto and made a part hereof as Exhibit "D". In addition, Landlord shall provide an allowance for any cabling (including audio visual) within the Premises equal to Three and No/l00 Dollars ($3.00) per rentable square foot contained in the Premises which is 14,309 rentable square feet, Landlord shall pay the full amount of the aforedescribed cabling allowance to Tenant within fourteen (14) days of Tenant's delivery of the invoice thereof to Landlord. The total Tenant Allowance for cabling shall not exceed Forty Two Thousand Nine Hundred Twenty Seven and No/100 Dollars ($42,927.00).

3.   IMPROVEMENT COSTS TO BE PAID BY TENANT

     The cost of any improvements not shown on the Plans and Specifications or otherwise specified for payment by Tenant on the Plans and Specifications that are in addition to those provided by Landlord in Paragraphs 1 and 2 above shall be paid by Tenant, one half (1/2) upon commencement of the construction and one half (1/2) upon completion of the construction. Should Tenant request any modifications to work which has already been completed under this Work Letter Agreement, Tenant shall pay the costs of all such modifications, one half (1/2) upon commencement of the modifications and one half (1/2) upon competition of the modifications.

4.   APPROVAL OF PLANS AND COST

     (a) Landlord and Tenant shall diligently pursue the preparation of all Plans and Specifications for the improvements as described in this Work Letter Agreement, the cost of which shall be borne by Landlord. All such Plans and Specifications including finishes shall have the approval of both Landlord and Tenant, which approval shall not be unreasonably withheld by either party; in addition, all Plans and Specifications shall have the approval of all governmental agencies and authorities, including but not limited to, the state and county fire marshal. Plans and Specifications shall be approved by Landlord and Tenant no later than April 24, 2006, in accordance with the procedure set forth in the following Paragraph 4(b).

     (b) As soon as practicable after execution of this Lease, Tenant shall provide Landlord with instructions sufficient to enable Landlord to prepare Plans and Specifications for the improvements Tenant desires to have provided. Thereafter, if per the provisions of Paragraph 3 above, Tenant shall bear any of the costs of the improvements, a cost estimate for the improvements to be paid for by Tenant shall be prepared by Landlord and submitted to Tenant for preliminary approval. When the Plans and Specifications are approved by Landlord and Tenant, Landlord shall obtain a quotation, and shall submit the same to Tenant for approval as the price to be paid by Tenant to Landlord for said improvements which relate solely to the costs to be borne by Tenant pursuant to Paragraph 2. Upon written approval of such price by Tenant, Landlord and Tenant shall be deemed to have given final approval to the Plans and Specifications on the basis of which the quotation was made and Landlord shall be authorized to proceed with the improvements of the Premises in accordance with such Plans and Specifications. If Tenant disapproves such price which is solely for Tenant's work as described in Paragraph 2, or fails to approve or disapprove such price within seven (7) days after submission thereof by Landlord, Landlord shall not be obligated to proceed with any improvement of the Premises until such time as Landlord and Tenant approve a price for Tenant's work.

     (c) Tenant shall bear the cost of any changes in the work requested by Tenant after final approval of Plans and Specifications under Paragraph 4(b) above.

                                   EXHIBIT "C"

                        TENANT LEASE ESTOPPEL CERTIFICATE

Landlord: Galleria 600, LLC. a Delaware limited liability company

Tenant: ________________________________

Premises: ______________________________

Area: __________________ Sq. Ft.           Lease Date: _________________________

     The undersigned Tenant under the above-referenced lease (the "Lease") hereby ratifies the Lease and certifies to __________________ ("Landlord") as owner of the real property of which the premises demised under the Lease (the "Premises") is a part, as follows:

     1. That the term of the Lease commenced on __________, 200_ and the Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by the Tenant.

     2. That the Lease calls for monthly rent installments of $_________ to date and that the Tenant is paying monthly installments of rent of $_________ which commenced to accrue on the ___ day of __________, 200_.

     3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month. There is no "free rent" or other concession under the remaining term of the Lease, and the rent has been paid to and including _____________, 200_.

     4. That a security deposit in the amount of $__________ is being held by Landlord, which amount is not subject to any set off or reduction or to any increase for interest or other credit due to Tenant.

     5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

     6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:
(Initial One)

          [ ] not been amended, modified, supplemented, extended, renewed or assigned.

          [ ] been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

               ___________________________________________________________

               ___________________________________________________________

               ___________________________________________________________

               ___________________________________________________________

     7. That the Lease provides for a primary term of ___________ months; the term of the Lease expires on the day of ______, 200_; and that: (Initial One)

          [ ] neither the Lease nor any of the documents listed in Paragraph 6 (if any), contain an option for any additional term or terms.

          [ ] the Lease and/or the documents listed under Paragraph 6, above, contain an option for ______________________________ additional term(s) of _________ year(s) and _________ month(s) (each) at a rent to be determined as follows:

               ___________________________________________________________

               ___________________________________________________________

               ___________________________________________________________

     8. That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

     9. That, to the best of Tenant's knowledge, there is no apparent or likely contamination of the real property or the Premises by hazardous materials, and Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the real property or the Premises.

     10. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

11. That this certification is made knowing that Landlord is relying upon the representations herein made.


                                        Tenant:

                                        ----------------------------------------


Dated:                                  By:
       ------------------------------       ------------------------------------
                                        Typed Name:
                                                    ----------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "D"

                             FLOOR PLAN OF PREMISES

                                      AND
             SCHEMATIC PLAN #2 AND REVISION #3 DATED MARCH 13, 2006

                                  (FLOOR PLAN)

                Added to and made part of Lease Agreement between Galleria 600, LLC, a Delaware limited liability company. ("Landlord") and The
        Ultimate Software Group, Inc., a Delaware corporation ("Tenant").

                                   Suite: 1000
                          Rentable Square Feet: 14,309
                           Useable Square Feet: 12,309

                                   EXHIBIT "E"

                              SPECIAL STIPULATIONS

Added to and made part of Lease Agreement between Galleria 600, LLC, a Delaware limited liability company ("Landlord") and The Ultimate Software Group, Inc., a Delaware corporation ("Tenant").

1. The Security Deposit in the amount of Twenty Six Thousand Eight Hundred Twenty Nine and 38/100 Dollars ($26,829,38) and the First Month's Rent in the amount of Twenty Six Thousand Eight Hundred Twenty Nine and 38/100 Dollars ($26,829,38) are due and payable upon Lease execution by Tenant. Check(s) should be made payable to OTR Nominee of State Teachers Retirement System of Ohio.

2. Tenant shall not be responsible for the payment of rent for the first seven
(7) months of occupancy.

3. Provided Tenant is not in default and as long as Tenant is still in occupancy of the Premises, Tenant shall have one(1) option to renew this Lease of the entire Leased Premises for an additional five (5) year term pursuant to the same terms and conditions as set forth in the Lease, with the exception only of the annual rent as described below; upon Tenant's election thereof, in its sole discretion, by at least one hundred eighty (180) days prior written notice to Landlord of its intent to renew. The annual rental rate for the renewal term shall be at Ninety-Five Percent (95%) of the then current Building market rental rate but in not event shall the annual rent for the first year of any renewal term allowed hereunder be greater than Six Percent (6%) of the annual rent under this Lease for the last twelve (12) months of the term or renewal term, if applicable. Any other terms of any renewal shall be at ninety-five Percent (95%) of the Building market rate including, without limitation. Tenant Improvement Allowances, escalation of annual rent and concessions (such as free rent) being offered to existing Tenants (collectively, "Other Terms"). In determining the annual rent and Other Terms based on Ninety Five Percent (95%) of the Building market rate, Landlord shall calculate such percentage based upon other tenants occupying 10,000 to 15,000 net rentable square feet of the Building and Landlord shall provide to Tenant copies of the leases for such tenants or the pertinent terms of such leases evidencing the such calculations.

4. Provided Tenant is not in default. Tenant shall have an Option on approximately 2,310 rentable square feet of contiguous space (Option Space). Such Option shall be available to Tenant for Tenant to lease at anytime during the first fifteen (15) months of the lease term by giving Landlord written notice of its desire to lease the Option Space. Landlord shall provide the Option Space to Tenant under the same prorated terms and conditions as the Original Premises. In the event Tenant does not elect to lease the adjacent 2,310 rentable square feet in the first fifteen (15) months, this space shall revert to a Right of First Refusal.

In the event that Tenant does not exercise its option to lease the Option Space as provided above and provided further that Tenant is not in default. Tenant shall have a right of first refusal on approximately 2,310 rentable square feet adjacent to the Option Space referenced above. Upon receipt of written notice from Landlord that a third party has made a bonafide offer to lease the aforementioned suite. Tenant shall respond to Landlord within seven (7) days whether it intends to lease the space at the terms offered by Landlord. If Tenant indicates that it will not lease the space offered, Landlord may proceed to lease it to another party and Tenant shall have waived its right to lease that space at that time; however, if such offer by a third party is not consummated or the lease to the third party expired prior to the expiration of the term of this Lease or any renewal thereof, the right of first refusal shall remain in full force and effect. If Tenant indicates that it will lease the space offered. Tenant and Landlord shall execute an amendment to this Lease for the space within ten (10) days of notifying Landlord of its intention to lease the space, and Tenant shall lease the Option Space upon the same terms and conditions as contained in the bonafide offer except that the term for the leasing of the Option Space shall terminate upon the same date as the Term of this Lease and any renewal hereof elected by Tenant. Notwithstanding any of the foregoing language to the contrary, in the event that Landlord notifies Tenant of a bonafide offer during the last twelve (12) months of the Term or any renewal term thereof but prior to six (6) months of the expiration of the Term or any renewal thereof, then Tenant's right of renewal, as contained in Paragraph 3 above shall be elected and agreed upon by Tenant and Landlord together with Tenant's right of first refusal within fourteen (14) days of Tenant's receipt of notice from Landlord of such bonafide offer, otherwise. Tenants's right of first refusal under this Paragraph 4 shall be waived; however, Tenant's option to renew the Lease shall remain in full force and effect pursuant to the terms of Paragraph 3 above. Under all circumstances. Tenant's right of first refusal shall expire upon Tenant's failure to timely renew this Lease pursuant to the terms and conditions of Paragraph 2 above.

5. This Lease is being executed as a redline at the request of Landlord and no provisions that are crossed out are a part of this Lease.

                                   EXHIBIT "F"
                                 LEASE GUARANTY

                             [Intentionally Deleted]

                                   EXHIBIT "G"

                                    INSURANCE

1.   COMMERCIAL GENERAL LIABILITY POLICY (1986 OR LATER EDITION)

     General Liability Limits:

     $2,000,000 General Aggregate
     $2,000,000 Products and Completed Operations
     $1,000,000 Personal and Advertising Injury
     $1,000,000 Each Occurrence
     $   50,000 Fire Damage Limit (any one fire)
     $    5,000 Medical Expense Limit (any one person)

     Said policy shall have no deductible on Self Insured Retention without prior written approval.

2.   UMBRELLA / EXCESS LIABILITY

     General Limits:

     $1,000,000 Each Occurrence
     $1,000,000 General Aggregate

3.   WORKERS COMPENSATION

     The policy must comply with all statutory requirements

     Employer's Liability:

     $100,000 Bodily injury by accident
     $500,000 Policy limit by disease
     $100,000 Bodily injury by disease each employee

4.   TENANT PROPERTY

     The policy must cover all direct physical loss equal to 100% replacement cost of Tenant's personal property, all improvements and alterations, fixtures and equipment provided by Landlord and/or Tenant (including but not limited to the improvements described in Exhibit "B" of this Lease).

All of said policies shall: (i) name Landlord, Landlord's agent, and Childress Klein Properties, Inc., together with their respective affiliates, as additional insureds and insure Landlord's contingent liability under this Lease, (ii) be issued by an insurance company licensed to do business in the State of Georgia which is acceptable to Landlord and rated at least "A" by A.M. Bests Rating Guide, and (iii) provide that said insurance shall not be canceled unless thirty
(30) days prior written notice shall have been given to Landlord and Landlord's property manager. Said policies or certificates thereof shall be delivered to Landlord and Landlord's property manager by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.